SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 12, 2002


                           SPECTRASITE HOLDINGS, INC.
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             (Exact name of Registrant as specified in its charter)


                                    DELAWARE
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         (State or other jurisdiction of incorporation or organization)


         0-27217                                      56-2027322
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(Commission File Number)                 (I.R.S. Employer Identification Number)


                            100 REGENCY FOREST DRIVE
                                    SUITE 400
         CARY, NORTH CAROLINA                             27511
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         (Address of principal executive offices)       (Zip Code)


                                 (919) 468-0112
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              (Registrant's telephone number, including area code)


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ITEM 5.           OTHER EVENTS.
                  ------------

         On June 12, 2002, SpectraSite Holdings Inc. (the "Company") issued a press release announcing it has amended its offers to purchase a portion of its outstanding 10.75% Senior Notes due 2010, 12.50% Senior Notes due 2010, 12.00% Senior Discount Notes due 2008, 11.25% Senior Discount Notes due 2009 and 12.875% Senior Discount Notes due 2010 (collectively, the "Notes"). The offers have been amended to reduce the minimum tender condition to now require that the Company receive valid and unwithdrawn tenders for Notes with an aggregate purchase price of at least $150 million.

         In addition, the Funding Agreement with Welsh, Carson, Anderson & Stowe has been amended to reflect the amendment to the offers.

         A copy of the press release announcing the amendment to the offers as well as to the Funding Agreement are attached to this Report as exhibits and are incorporated hereby by reference.


ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.
                  ---------------------------------

         (a)      Financial statements of businesses acquired.

         None.

         (b)      Pro forma financial information.

         None.

         (c)      Exhibits.

         10.1 Consent and Amendment to Funding Agreement, dated as of June 12, 2002, by and among the Registrant, SpectraSite Intermediate Holdings, LLC and the Purchasers (as defined therein).

         99.1     Press Release dated June 12, 2002.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   SPECTRASITE HOLDINGS, INC.

DATED:   June 13, 2002             By:  /s/ David P. Tomick
-----                                   ---------------------------------------
                                        David P. Tomick
                                        Executive Vice President and
                                        Chief Financial Officer


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EXHIBIT INDEX
-------------

         10.1 Consent and Amendment to Funding Agreement, dated as of June 12, 2002, by and among the Registrant, SpectraSite Intermediate Holdings, LLC and the Purchasers (as defined therein).

         99.1     Press Release dated June 12, 2002.